Exhibit 99.1

Dutch Bros Inc. Reports First Quarter 2024 Financial Results

Achieves $275 million in Revenues in Quarter, a 39% Increase Year-over-Year
Delivers 10.0% Same Shop Sales Growth and Ties Record New Shop Openings
Raises 2024 Guidance

GRANTS PASS, Ore. - May 7, 2024 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the quick service beverage industry in the United States by location count, today reported financial results for the first quarter ended March 31, 2024.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “We are pleased with our performance in the first quarter - we delivered exceptional results and witnessed the momentum we saw leaving 2023 continue into Q1. Headlining Q1 performance was 10.0% system same shop sales growth, the strongest single quarter since Q4 2021, and 39% year-over-year growth in revenue to $275 million. These outstanding top-line metrics were underpinned by excellent margin flow through. Given this strong start to 2024, and despite a continued volatile economic backdrop for the consumer, we are comfortable raising our guidance for the year.”
She continued, “System same shop sales growth featured a healthy combination of ticket expansion and traffic. Our traffic trajectory is particularly encouraging, and has now improved for two consecutive quarters. We believe our success is due in part to the plans we began setting in motion last year, underscored by two strong new product launches in Q1. Notably, a record 66% of all transactions in Q1 came through Dutch Rewards members, which allows us to efficiently and effectively connect with our customers. We are also seeing traction driving awareness in new markets, and are investing more to capitalize on this opportunity.”
Barone added, “Bolstered by strong system same shop sales growth, system AUVs expanded to $2.0 million, once again the highest on record. We also continued to deliver strong new shop openings, tying a record 45 new shops opened in the quarter. This marks the 11th consecutive quarter of 30 or more new shop openings and demonstrates the consistency by which we are executing our growth plans.”
First Quarter 2024 Highlights
•Opened 45 new shops, 40 of which were company-operated, across 14 states.
•Total revenues grew 39.5% to $275.1 million as compared to $197.3 million in the same period of 2023.
•System same shop sales1 increased 10.0%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period in 2023. Company-operated same shop sales increased 10.9%, as compared to the same period of 2023.
•Company-operated shop revenues increased 43.3% to $248.1 million, as compared to $173.2 million in the same period of 2023.

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•Company-operated shop gross profit was $54.3 million as compared to $28.9 million in the same period of 2023. In the first quarter of 2024, company-operated shop gross margin, which includes 140bps of pre-opening costs, was 21.9%, a year-over-year increase of 520bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 76.7% to $74.0 million as compared to $41.9 million in the same period of 2023. In the first quarter of 2024, company-operated shop contribution margin, which includes 140bps of pre-opening costs, was 29.8%, a year-over-year increase of 560 bps.
•Selling, general, and administrative expenses were $46.2 million (16.8% of revenue) as compared to $46.0 million (23.3% of revenue) in the same period of 2023.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $40.4 million (14.7% of revenue) as compared to $36.2 million (18.4% of revenue) in the same period of 2023.
•Net income (loss) was $16.2 million as compared to $(9.4) million in the same period of 2023.
•Adjusted EBITDA2, a non-GAAP financial measure, grew 120.0% to $52.5 million as compared to $23.9 million in the same period of 2023.
•Adjusted net income (loss)2, a non-GAAP financial measure, was $16.5 million as compared to $(0.5) million in the same period of 2023.
•Net income (loss) per share of Class A and Class D common stock - diluted was $0.08 as compared to $(0.07) per share in the same period of 2023.
•Adjusted net income (loss) per fully exchanged share of diluted common stock2, a non-GAAP financial measure, was $0.09 as compared to $0.00 in the same period of 2023.
Revised 2024 Outlook
•Total system shop openings in 2024 are expected to remain in the range of 150 to 165.
•Total revenues are now projected to be between $1.20 billion and $1.215 billion up from the prior range of $1.190 billion and $1.205 billion.
•Same shop sales growth is expected to remain in the low single digits.
•Adjusted EBITDA3 is now estimated to be between $195 million and $205 million up from the prior range of $185 million to $195 million.
•Capital Expenditures are estimated to remain between $280 million to $320 million.
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1    Same shop sales is defined in the section “Select Financial Metrics”.
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.
Executive Leadership Transitions
Pursuant to the previously announced planned senior leadership changes, the Board of Directors appointed Joshua Guenser to the role of Chief Financial Officer from his previous role as Incoming Chief Financial Officer, effective as of May 9, 2024. Guenser will succeed Charley Jemley, who will step into the role of Strategic Advisor, to provide support for a transitional period prior to his planned retirement.

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This transition follows the previously announced appointment by the Board of Directors of Brian Maxwell to the newly created role of Vice Chair, and Sumi Ghosh to the role of President of Operations from his previous role of Incoming President of Operations, effective April 1.
Christine Barone, stated, “I would like to express my deepest gratitude to Charley for his almost five years of exceptional service to Dutch Bros. Charley’s leadership and steady hand has been invaluable to shepherding us through our IPO and our subsequent growth and success. His dedication to the Dutch Bros family will be greatly missed. On behalf of the entire team, thank you, Charley, for your unwavering commitment and outstanding contributions to our company.”
She added, “Working with Josh and Sumi over the past several months has solidified my belief that they are great additions to the Dutch Bros senior leadership team and terrific examples of the Dutch Bros culture. Both Josh and Sumi exemplify Dutch Bros' core values, including a passion for serving others and a commitment to excellence. I look forward to working closely together to continue Dutch Bros' growth and success in this next chapter.”
Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the first quarter ended March 31, 2024.
Event: First Quarter 2024 Conference Call and Webcast
Date: Tuesday, May 7, 2024
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 876 locations across 17 states as of March 31, 2024.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!

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Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information and expectations regarding Dutch Bros’ leadership transitions, estimated capital expenditures, Dutch Bros’ possible or assumed future results of operations, including guidance for 2024, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to current expectations regarding Dutch Bros’ leadership performance, general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 23, 2024, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the three months ended March 31, 2024. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2024	2023
REVENUES
Company-operated shops	$248,085	$173,164
Franchising and other	27,014	24,103
Total revenues	275,099	197,267

COSTS AND EXPENSES
Cost of sales	203,326	151,523
Selling, general and administrative	46,194	45,976
Total costs and expenses	249,520	197,499

INCOME (LOSS) FROM OPERATIONS	25,579	(232)

OTHER EXPENSE
Interest expense, net	(6,393)	(7,886)
Other income, net	5,801	1,307
Total other expense	(592)	(6,579)

INCOME (LOSS) BEFORE INCOME TAXES	24,987	(6,811)
Income tax expense	8,772	2,580
NET INCOME (LOSS)	$16,215	$(9,391)
Less: Net income (loss) attributable to non-controlling interests	9,153	(5,549)
NET INCOME (LOSS) ATTRIBUTABLE TO DUTCH BROS INC.	$7,062	$(3,842)
Net income (loss) per share of Class A and Class D common stock:
Basic	$0.08	$(0.07)
Diluted	$0.08	$(0.07)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	83,328	56,664
Diluted	83,410	56,664

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DUTCH BROS INC.
Segment Financials

	Three Months Ended March 31,
(in thousands; unaudited)	2024	2023
Revenues:
Company-operated shops	$248,085	$173,164
Franchising and other	27,014	24,103
Total revenues	275,099	197,267
Cost of Sales:
Company-operated shops	193,780	144,292
Franchising and other	9,546	7,231
Total cost of sales	203,326	151,523
Segment gross profit:
Company-operated shops	54,305	28,872
Franchising and other	17,468	16,872
Total gross profit	71,773	45,744
Depreciation and amortization:
Company-operated shops	19,694	13,001
Franchising and other	1,295	1,361
All other ¹	264	417
Total depreciation and amortization	21,253	14,779
Segment contribution:
Company-operated shops	73,999	41,873
Franchising and other	18,763	18,233
Total segment contribution	92,762	60,106
Selling, general and administrative	(46,194)	(45,976)
Interest expense, net	(6,393)	(7,886)
Other income, net	5,801	1,307
Income (loss) before income taxes	$24,987	$(6,811)
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1 Included in selling, general and administrative expenses and not part of segment contribution calculation.

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended March 31,
	2024		2023
(in thousands; unaudited)	$	%	$	%
Company-operated shops revenue	248,085	100.0	173,164	100.0

Beverage, food and packaging costs	63,716	25.7	48,952	28.3
Labor costs	65,427	26.4	48,549	28.0
Occupancy and other costs	41,496	16.7	30,559	17.6
Pre-opening costs	3,447	1.4	3,231	1.9
Depreciation and amortization	19,694	7.9	13,001	7.5
Company-operated shop costs and expenses	193,780	78.1	144,292	83.3
Company-operated shops gross profit	54,305	21.9	28,872	16.7
Company-operated shops contribution [1]	73,999	29.8	41,873	24.2
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Three Months Ended March 31,
(in thousands; unaudited)	2024	2023
Net cash provided by operating activities	$41,193	$3,077
Net cash used in investing activities	(57,462)	(43,043)
Net cash provided by financing activities	145,443	34,084
Net increase (decrease) in cash and cash equivalents	$129,174	$(5,882)
Cash and cash equivalents at beginning of period	133,545	20,178
Cash and cash equivalents at end of period	$262,719	$14,296

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$262,719	$133,545
Accounts receivable, net	11,659	9,124
Inventories, net	45,393	46,953
Prepaid expenses and other current assets	15,308	15,637
Total current assets	335,079	205,259
Property and equipment, net	585,271	542,440
Finance lease right-of-use assets, net	380,932	382,734
Operating lease right-of-use assets, net	234,352	199,673
Intangibles, net	4,615	5,415
Goodwill	21,629	21,629
Deferred income tax assets, net	507,357	402,995
Other long-term assets	4,080	3,865
Total assets	$2,073,315	$1,764,010
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$38,763	$29,957
Accrued compensation and benefits	23,061	31,405
Other accrued liabilities	17,281	15,770
Other current liabilities	5,613	6,423
Deferred revenue	29,110	30,349
Current portion of finance lease liabilities	10,681	9,482
Current portion of operating lease liabilities	9,417	10,239
Current portion of long-term debt	12,618	4,491
Total current liabilities	146,544	138,116
Deferred revenue, net of current portion	6,313	6,676
Finance lease liabilities, net of current portion	368,198	367,775
Operating lease liabilities, net of current portion	226,877	191,419
Long-term debt, net of current portion	233,571	93,175
Tax receivable agreements liability	395,841	290,920
Other long-term liabilities	8	8
Total liabilities	1,377,352	1,088,089
Equity:
Common stock	2	2
Additional paid in capital	424,721	379,391
Accumulated other comprehensive income	925	544
Accumulated deficit	(8,530)	(15,592)
Total stockholders' equity attributable to Dutch Bros Inc.	417,118	364,345
Non-controlling interests	278,845	311,576
Total equity	695,963	675,921
Total liabilities and equity	$2,073,315	$1,764,010

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended March 31,
(in thousands, except number of shops data; unaudited)	2024	2023
Shop count, beginning of period
Company-operated	542	396
Franchised	289	275
	831	671
Company-operated new openings	40	42
Franchised new openings	5	3
Shop count, end of period
Company-operated	582	438
Franchised	294	278
Total shop count	876	716

Systemwide AUV [1]	$1,995	$1,916
Company-operated shops AUV [1]	$1,915	$1,879

Systemwide same shop sales [2,3]	10.0%	(2.0)%
Company-operated same shop sales [2]	10.9%	(3.5)%

Systemwide sales [3]	$397,553	$302,782
Company-operated operating weeks [4]	7,274	5,322
Franchising and other operating weeks [4]	3,779	3,546
Dutch Rewards transactions as a percentage of total transactions [5]	66.5%	65.0%

	Three Months Ended March 31,
	2024		2023
(in thousands; unaudited)	$	%	$	%
Company-operated shop revenues	248,085	100.0	173,164	100.0
Company-operated gross profit	54,305	21.9	28,872	16.7
Company-operated shop contribution [6]	73,999	29.8	41,873	24.2
Selling, general, and administrative expenses	46,194	16.8	45,976	23.3
Adjusted selling, general, and administrative expenses [6]	40,430	14.7	36,239	18.4
Net income (loss)	16,215	5.9	(9,391)	(4.8)
Adjusted EBITDA [6]	52,540	19.1	23,880	12.1
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1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Management uses this metric as an indicator of shop

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growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended March 31,
	2024	2023
Systemwide shop base	641	503
Company-operated shop base	370	246
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.
Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.

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EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, executives transition, (gain) loss on the remeasurement of the liability related to the TRAs, and organization realignment and restructuring costs.
Adjusted EBITDA in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executives transition, and organization realignment and restructuring costs.
Adjusted selling, general, and administrative in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income (loss)
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, expenses associated with equity offerings, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, organization realignment and restructuring costs, and income tax effects of items excluded from net income (loss).
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.

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Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income (loss) per fully exchanged share of diluted common stock
Definition and/or calculation
Net income (loss) per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offerings, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, organization realignment and restructuring costs, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including Secondary Offerings by our Sponsor. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Executives transition
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through early 2024.
TRAs remeasurements
(Gain) loss impacts on condensed consolidated statements of operations related to adjustments of our TRAs liabilities.
Organization realignment and restructuring
Fees and costs, including consulting fees and costs, related to a comprehensive initiative to develop and implement a long-term strategy involving changes to our organizational structure to support our growth, and the resulting realignment activities that have occurred in 2023 and 2024, and are expected to continue for at least the next year. Given this strategic initiative's magnitude and scope, the Company does not expect such costs will recur in the foreseeable future. The Company does not consider such costs reflective of the ongoing costs necessary to operate its business.
Dilutive effects of RSAs and RSUs
Addition of incremental shares of RSAs and RSUs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.

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Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and Class C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.

Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended March 31,
	2024		2023
(in thousands; unaudited)	$	%	$	%
Company-operated shop gross profit	54,305	21.9	28,872	16.7
Depreciation and amortization	19,694	7.9	13,001	7.5
Company-operated shop contribution	73,999	29.8	41,873	24.2

	Three Months Ended March 31,
	2024		2023
(in thousands; unaudited)	$	%	$	%
Net income (loss)	16,215	5.9	(9,391)	(4.8)
Depreciation and amortization	21,253	7.7	14,779	7.5
Interest expense, net	6,393	2.3	7,886	4.0
Income tax expense	8,772	3.2	2,580	1.3
EBITDA	52,633	19.1	15,854	8.0
Equity-based compensation	1,933	0.7	9,170	4.6
Expenses associated with equity offerings	961	0.3	—	—
Executives transition	75	—	150	0.1
TRAs remeasurements	(5,687)	(2.0)	(1,294)	(0.6)
Organization realignment and restructuring:
Employee-related costs	2,625	1.0	—	—
Adjusted EBITDA	52,540	19.1	23,880	12.1

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	Three Months Ended March 31,
	2024		2023
(in thousands; unaudited)	$	%	$	%
Selling, general, and administrative	46,194	16.8	45,976	23.3
Depreciation and amortization	(264)	(0.1)	(417)	(0.2)
Equity-based compensation	(1,839)	(0.7)	(9,170)	(4.6)
Expenses associated with equity offerings	(961)	(0.3)	—	—
Executives transition	(75)	—	(150)	(0.1)
Organization realignment and restructuring:
Employee-related costs	(2,625)	(1.0)	—	—
Adjusted selling, general, and administrative	40,430	14.7	36,239	18.4

	Three Months Ended March 31,
(in thousands; unaudited)	2024	2023
Net income (loss)	$16,215	$(9,391)
Equity-based compensation	1,933	9,170
Expenses associated with equity offerings	961	—
Executives transition	75	150
TRAs remeasurements	(5,687)	(1,294)
Organization realignment and restructuring:
Employee-related costs	2,625	—
Income tax effects	350	830
Adjusted net income (loss)	$16,472	$(535)

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended March 31,
(in thousands, except per share amounts; unaudited)	2024	2023
Weighted-average shares of Class A and Class D common stock outstanding - basic	83,328	56,664
Dilutive effects of RSUs and RSAs	82	—
Weighted-average shares of Class A and Class D common stock outstanding - diluted	83,410	56,664
Assumed exchange of weighted-average Class B and Class C shares of common stock	93,777	105,756
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	177,187	162,420

Net income (loss) per share of Class A and Class D common stock - diluted	$0.08	$(0.07)
Controlling and non-controlling interest adjustments	0.01	0.01
Equity-based compensation	0.01	0.06
Expenses associated with equity offerings	0.01	—
Executives transition	—	—
TRAs remeasurements	(0.03)	(0.01)
Organization realignment and restructuring:
Employee-related costs	0.01	—
Income tax effects	—	0.01
Adjusted net income (loss) per fully exchanged share of diluted common stock	$0.09	$—

Dutch Bros Inc.| Earnings Release | 15

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 16